UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2003

EFJ, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21681	47-0801192
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

4800 NW FIRST STREET, LINCOLN, NEBRASKA 68521

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (402) 474-4800

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)          Not applicable.

(b)         Not applicable.

(c)          Exhibits 99.1 - Press release dated July 30, 2003, issued by EFJ, Inc.

Item 9.    Regulation FD Disclosure

On July 30, 2003, EFJ, Inc. issued a press release announcing that has received an order valued at $7.8 million from the United States Air Force Air Combat Command. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this current report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this current report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EFJ, INC.
(Registrant)

Date: July 30, 2003	By:	/s/ MASSOUD SAFAVI
Massoud Safavi
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

99.1         United States Air Force Air Combat Command release issued on July 30, 2003